UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):	July 25, 2008

PROXIM WIRELESS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-29053	04-2751645
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

1561 Buckeye Drive, Milpitas, CA	95035
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(408) 383-7600

2115 O’Nel Drive, San Jose, CA 95131
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Item 1.02.  Termination of a Material Definitive Agreement.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 3.02.  Unregistered Sales of Equity Securities.

On July 25, 2008, Proxim Wireless Corporation entered into a lending transaction with Lloyd I. Miller, III and Milfam II L.P., an entity affiliated with Mr. Miller (together, the “Lenders”).  Pursuant to a securities purchase agreement dated as of July 25, 2008, the Lenders loaned Proxim the aggregate sum of $3.0 million.  This loan is reflected by promissory notes dated July 25, 2008 from Proxim to each of the Lenders in the initial principal amount of $1.5 million.  The notes are unsecured.  In connection with this transaction, Proxim paid each Lender a fee of $22,500, being 1.5% of the amount lent by each Lender.

All outstanding amounts are scheduled to be repaid on July 25, 2011.  Proxim may prepay any or all outstanding principal amounts at any time by paying to the Lenders 102% of the principal amount being repaid.  All outstanding amounts must be prepaid upon a change of control of Proxim (as defined in the securities purchase agreement) by paying 102% of the entire principal amount then outstanding.  Amounts may also be required to be repaid earlier upon the occurrence of specified defaults by Proxim.

The notes accrue interest at 16% per annum.  Interest payments are due and payable monthly in arrears on the last day of each calendar month beginning on July 31, 2008.  In lieu of paying accrued interest in cash on each interest payment date, Proxim, in its sole discretion, may elect to pay interest in kind at the rate of 19% per annum, compounding monthly, in which case the accrued interest will be added to the outstanding principal amount of the notes and interest will accrue on that aggregate principal amount thereafter.

In the securities purchase agreement, Proxim made customary representations and warranties and gave customary affirmative and negative covenants to the Lenders.  Covenants include notifications of certain events, maintenance of business, and limitations on Proxim’s ability to pay dividends on its capital stock, to make capital expenditures, to conduct mergers, acquisitions and/or assets sales or acquisitions, to incur future indebtedness, to place liens on assets, and to prepay other indebtedness.

The Lenders are entitled to accelerate repayment of the loans under the securities purchase agreement upon the occurrence of any of various customary events of default, which include, among other events, failure to pay when due any principal or interest in respect of the loans, breach of any of Proxim’s covenants (subject, in some cases, to certain grace periods) or representations under the securities purchase agreement and related documents, failure by Proxim to pay its other obligations, Proxim becoming involved in specified financial difficulties such as bankruptcy or insolvency proceedings, attachment or seizure of a material portion of Proxim’s assets, a significant unsatisfied judgment against Proxim, and the occurrence of a material adverse change in Proxim’s business or financial condition taken as a whole.  Upon default by Proxim, the Lenders may declare the entire unpaid amounts under the notes to be due and payable.

In connection with the transactions contemplated by the securities purchase agreement, the Lenders agreed to cancel warrants that had been issued to the Lenders in July 2007.  In the aggregate, warrants to purchase 925,000 shares of Proxim’s common stock at an exercise price of $2.45 per share were cancelled effective July 25, 2008.

In connection with the transactions contemplated by the securities purchase agreement, Proxim issued the two Lenders warrants, dated July 25, 2008, to purchase an aggregate of 1,250,000 shares of Proxim’s common stock (subject to adjustment) at an exercise price of $0.53 per share (subject to adjustment).  The warrants may be exercised at any time until July 25, 2018.  The warrants may be exercised by paying the exercise price to Proxim or by cashless exercise pursuant to a formula.

This issuance of the foregoing securities was completed without registration under the Securities Act of 1933, as amended, in reliance upon the exemptions contained in Section 4(2) and/or 4(6) of the Securities Act and/or

Rule 506 of Regulation D promulgated under the Securities Act for transactions not involving a public offering.  This reliance was based in part on representations and warranties made to Proxim by the Lenders in the securities purchase agreement.  There was no separate consideration paid by the Lenders for the warrants.

As required by the loan and security agreement in place between Proxim and Comerica Bank, Proxim obtained the consent of Comerica to the transactions described above.  As a condition of granting this consent, Comerica required the Lenders to enter into a subordination agreement with Comerica whereby the Lenders’ loans and rights were subordinated to the loans and rights of Comerica.  Under that subordination agreement, no part of the Lenders’ loans may be paid so long as any portion of Comerica’s loans remain outstanding, except for regularly scheduled payments of interest, which may be made so long as an event of default under the Comerica loan and security agreement has not occurred, is not continuing and would not exist immediately after the payment to the Lenders was made.  Under that subordination agreement, the Lenders have the option to purchase, at par, the entire amount owed to Comerica by Proxim following an acceleration of those amounts owed to Comerica.

Mr. Miller, directly and through affiliated entities including Milfam II L.P., is the largest stockholder of Proxim.  In a Form 5 filed with the Securities and Exchange Commission on February 14, 2008, Mr. Miller disclosed that he was the beneficial owner of 3,553,940 shares of Proxim’s common stock, or approximately 15.1% of Proxim’s issued and outstanding common stock (based on the number of shares outstanding as of July 29, 2008), as well as warrants to purchase 925,000 shares of Proxim’s common stock at a price of $2.45 per share.  As described above, those warrants were cancelled on July 25, 2008.  Mr. Miller acquired beneficial ownership of those 925,000 warrants as well as 1.85 million shares of Proxim’s common stock in a private placement that occurred in July 2007, as more fully described in the Form 8-K filed by Proxim with the SEC on July 24, 2007.  As previously disclosed, Mr. Miller originally recommended at different times that each of Alan B. Howe and J. Michael Gullard become a director of Proxim.  Each of these individuals has subsequently been elected as a director at an annual meeting of stockholders of Proxim.  Mr. Miller holds no board or management position with Proxim.  Given the relationship with Mr. Miller, the Proxim Board of Directors delegated the negotiation of the transactions described above with Mr. Miller to a Transaction Committee of the Board of Directors.  The Transaction Committee consisted of Robert A. Wiedemer and John W. Gerdelman, the two independent directors of Proxim who were not originally recommended by Mr. Miller.  After negotiation, the Transaction Committee approved the transactions described above with Mr. Miller and recommended approval by the full Board of Directors.  The full Board of Directors accepted the Transaction Committee’s recommendation and approved the recommended transactions without modification.

The foregoing description of the securities purchase agreement, the notes, and the warrants does not purport to be complete and is qualified in its entirety by the terms and conditions of the securities purchase agreement, a copy of which is filed as Exhibit 10.1 hereto, the notes, a form of which is filed as Exhibit 10.2 hereto, and the warrants, a form of which is filed as Exhibit 10.3 hereto, each of which is incorporated by reference.

 Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

See Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROXIM WIRELESS CORPORATION

Dated: July 29, 2008	By:	/s/ David L. Renauld
David L. Renauld
Vice President

EXHIBIT INDEX

Number	Title

10.1	Securities Purchase Agreement dated as of July 25, 2008 between Proxim Wireless Corporation and Lloyd I. Miller, III and Milfam II L.P.

10.2	Form of Promissory Note dated July 25, 2008, a substantially similar version of which was issued by Proxim Wireless Corporation in favor of each of Lloyd I. Miller, III and Milfam II L.P.

10.3	Form of Warrant dated July 25, 2008, a substantially similar version of which was issued by Proxim Wireless Corporation to each of Lloyd I. Miller, III and Milfam II L.P.

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